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                                                                     EXHIBIT 3.1

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         INTERNATIONAL HOME FOODS, INC.

          (Pursuant to Sections 242 and 245 of the General Corporation
                         Law of the State of Delaware)

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       International Home Foods, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

       1. The name of the Corporation is International Home Foods, Inc and the name under which the Corporation was originally incorporated was American Home Food Products, Inc. The date of filing of the Corporation's original Certificate of Incorporation was November 10, 1986.

       2. This Amended and Restated Certificate of Incorporation (the "Amended and Restated Certificate of Incorporation") restates and integrates and further amends the Certificate of Incorporation of the Corporation.

       3. This Amended and Restated Certificate of Incorporation was duly adopted by vote of the stockholders in accordance with Sections 228, 242 and 245 of the General Corporation Law of the state of Delaware.

       4. The text of the certificate of incorporation, as amended or supplemented heretofore, is further amended hereby and restated to read in full as set forth herein:

                                 ARTICLE FIRST

       The name of this corporation (hereinafter called the "Corporation") is International Home Foods, Inc.

                                 ARTICLE SECOND

       The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                 ARTICLE THIRD

       The purpose for which the Corporation is organized is to engage in any and all lawful acts and activity for which corporations may be organized under the General Corporation Law of Delaware. The Corporation will have perpetual existence.
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                                 ARTICLE FOURTH

       The total number of shares of all classes of stock which the Corporation shall have authority to issue is 400,000,000 shares, consisting of (i) 100,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"); and (ii) 300,000,000 shares of common stock, par value $0.01 per share (the "Common Stock").

       Upon the filing of this Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, each share of the Corporation's Common Stock, par value $.01 per share (the "Old Common Stock"), issued and outstanding immediately prior to the filing hereof shall, without any action on the part of the holder thereof, be converted and reclassified into, and immediately represent 0.1876449 validly issued, fully paid and non-assessable shares of Common Stock. Any fraction of a share of Common Stock that would otherwise result pursuant to the preceding sentence shall automatically be eliminated and, in lieu thereof, the holder thereof shall be entitled to receive a cash adjustment in respect of such fraction of a share in an amount based upon a value of the Common Stock equal to $19.00 per share. Each certificate which theretofore represented shares of Old Common Stock shall thereafter represent that number of shares of Common Stock determined in the previous sentences; provided, however, that each person holding of record a stock certificate or certificates which represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of Common Stock to which such person is entitled.

       The designations and the powers, preferences, rights, qualifications, limitations, and restrictions of the Common Stock and the Preferred Stock are as follows:

1.     Provisions Relating to the Common Stock.

       (a) Subject to the prior rights and preferences, if any, applicable to shares of Preferred Stock or any class or series thereof, each share of Common Stock shall entitle the holder of record thereof to receive dividends (payable in cash, stock or otherwise) out of funds legally available therefor, when, as and if declared by the board of directors of the Corporation in respect of Common Stock.

       (b) The holders of Common Stock shall be entitled to share ratably in the net assets of the Corporation remaining after any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, and after payment or provision for the payment of the debts and liabilities of the Corporation and payment of the liquidation preference, if any, on any shares of capital stock of the Corporation having such a preference. A dissolution, liquidation or winding-up of the Corporation, as such terms are used in this paragraph (b), shall not be deemed to be occasioned by, or to include, any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange or conveyance of all, or any part of, the assets of the Corporation.

       (c) Each share of the Common Stock shall entitle the registered holder thereof to one vote on all matters brought before the common stockholders of the Corporation for a vote.




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2.     Provisions Relating to the Preferred Stock.

       (a) The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have any designations, powers, preferences and rights, and qualifications, limitations and restrictions thereof, as are stated and expressed in this Article and in the resolution or resolutions providing for the issuance of such class or series adopted by the board of directors of the Corporation as hereafter prescribed.

       (b) Authority is hereby expressly granted to and vested in the board of directors of the Corporation to authorize the issuance of Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

              (i) whether the class or series is to have voting rights in addition to any voting rights required by law, special or limited, and, if so, the terms of such voting rights, or whether such class or series is to be without voting rights, and whether such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

              (ii) the number of shares to constitute the class or series and the designations thereof;

              (iii) whether the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

              (iv) whether the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the periodic amount thereof, and the terms and provisions relative to the operation thereof;

              (v) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which, and the times when, such dividends are payable, the relative rights of priority, if any, of payment of dividends on shares of that series and any other class or series of stock, whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

              (vi) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation, and whether or not a dissolution, liquidation or winding-up of the Corporation, as such terms are used in this paragraph (vi), shall be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange or conveyance of all, or any part of the assets of the Corporation;





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              (vii)  whether the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions, and any other terms and conditions of conversion or exchange;

              (viii) the preferences and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

              (ix) any other powers, preferences and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series.

       (c) The shares of each class or series of Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects and in any other manner as shall be determined by the resolutions adopted by the board of directors providing for the issuance thereof. The board of directors of the Corporation may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The board of directors of the Corporation may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

3.     General.

       (a) Subject to the foregoing provisions of this Amended and Restated Certificate of Incorporation, the Corporation may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the board of directors of the Corporation, which is expressly authorized to fix the same in its absolute discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

       (b) The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the board of directors of the Corporation. The board of directors of the Corporation shall be empowered to set the exercise price, duration, times for exercise and other terms of such rights or options; provided, however, that the consideration to be received for any share of capital stock subject thereto shall not be less than the par value thereof.





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       (c)    No stockholder of the Corporation shall by reason of his or her holding shares of any class of capital stock of the Corporation have any preemptive or preferential right to acquire or subscribe for any additional, unissued or treasury shares (whether now or hereafter acquired) of any class of capital stock of the Corporation now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of capital stock of the Corporation now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividends or voting or other rights of that stockholder.

       (d) Cumulative voting shares of any capital stock having voting rights is prohibited.

                                 ARTICLE FIFTH

       (a) The number of directors that shall constitute the whole board of directors shall from time to time be fixed exclusively by the board of directors by a resolution adopted by a majority of the members of the board of directors serving at the time of that vote. In no event shall the number of directors that constitute the whole board of directors be fewer than three or more than twenty-one. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors of the Corporation need not be elected by written ballot unless the bylaws of the Corporation otherwise provide.

       (b) The board of directors of the Corporation shall be divided into three classes designated Class I, Class II, and Class III, respectively, all as nearly equal in number as possible, with each director then in office receiving the classification that at least a majority of the board of directors designates. The initial term of office of directors of Class I shall expire at the annual meeting of stockholders of the Corporation in 1998, of Class II shall expire at the annual meeting of stockholders of the Corporation in 1999, and of Class III shall expire at the annual meeting of stockholders of the Corporation in 2000, and in all cases as to each director until his successor is elected and qualified or until his earlier death, resignation or removal.
At each annual meeting of stockholders beginning with the annual meeting of stockholders in 1998, each director elected to succeed a director whose term is then expiring shall hold his office until the third annual meeting of stockholders after his election and until his successor is elected and qualified or until his earlier death, resignation or removal. If the number of directors that constitutes the whole board of directors is changed, the majority of the whole board of directors shall fix and determine the number of directors comprising each class; provided, however, that any increase or decrease in the number of directors shall be apportioned among the classes as equally as possible.

       (c) Vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause and newly-created directorships resulting from any increase in the authorized number of directors shall be filled by a majority vote of the remaining directors then in office, though less than a quorum, or by the sole remaining director, and each director so chosen shall receive the classification of the vacant directorship to which he or she has been appointed or, if it is a newly created directorship, shall receive the classification that at least a majority of the board of directors designates and shall hold office until the first meeting of stockholders held after his election for the purpose of electing directors of that classification and





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until his or her successor is elected and qualified or until his or her earlier death, resignation or removal from office.

       (d) No director of any class of directors of the Corporation shall be removed before the expiration of that director's term of office except for cause and by an affirmative vote of the holders of not less than a majority in voting power of the outstanding shares entitled to vote thereon cast at the annual meeting of stockholders or at any special meeting of stockholders called for this purpose by a majority of the members of the board of directors serving at the time of that vote.

       (e) Notwithstanding the foregoing, the election, removal and the filing of vacancies with respect to directors elected separately by any series of Preferred Stock shall be governed by the terms of the Preferred Stock Designation establishing such series.

       (f) Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of not less than two-thirds in voting power of the shares of the Corporation then entitled to be voted in an election of directors, voting together as a single class, shall be required to amend or repeal or to adopt any provision inconsistent with, this Article Fifth.


                                 ARTICLE SIXTH

       No action required to be taken or that may be taken at any meeting of common stockholders of the Corporation may be taken without a meeting, and the power of common stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied. Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of not less than two-thirds in voting power of the shares of the Corporation then entitled to be voted in an election of directors, voting together as a single class, shall be required to amend or repeal or to adopt any provision inconsistent with, this Article Sixth.

                                ARTICLE SEVENTH

       Special meetings of the common stockholders of the Corporation, and any proposals to be considered at such meetings, may be called and proposed exclusively by the board of directors, pursuant to a resolution approved by a majority of the members of the board of directors serving at the time of that vote, and no stockholder of the Corporation shall require the board of directors to call a special meeting of common stockholders or to propose business at a special meeting of common stockholders. No business proposed by a stockholder to be considered at an annual meeting of the common stockholders (including the nomination of any person to be elected as a director of the Corporation) shall be considered by the common stockholders at that meeting unless, no later than sixty days before the annual meeting of common stockholders or (if later) ten days after the first





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public notice of that meeting is sent to common stockholders, the Corporation receives from the stockholder proposing that business a written notice that sets forth (1) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the annual meeting;
(2) with respect to each such stockholder, that stockholder's name and address (as they appear on the records of the Corporation), business address and telephone number, residence address and telephone number, and the number of shares of each class and series of stock of the Corporation beneficially owned by that stockholder; (3) any interest of the stockholder in the proposed business; (4) the name or names of each person nominated by the stockholder to be elected or reelected as a director, if any; and (5) with respect to each nominee, that nominee's name, business address and telephone number, and residence address and telephone number, the number of shares, if any, of each classes and series of stock of the Corporation owned beneficially by that nominee, and all information relating to that nominee that is required to be disclosed in solicitations of proxies for elections of directors or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (or any provision of law subsequently replacing Regulation 14A), together with a notarized letter signed by the nominee stating his or her acceptance of the nomination by that stockholder, stating his or her intention to serve as director if elected, and consenting to being named as a nominee for director in any proxy statement relating to such election. Notwithstanding the previous sentence, the Corporation may exclude from its proxy materials any proposed business that may be excluded by applicable law. The person presiding at the annual meeting shall determine whether business (including the nomination of any person as a director) has been properly brought before the meeting and, if the facts so warrant, shall not permit any business (or voting with respect to any particular nominee) to be transacted that has not been properly brought before the meeting. Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of not less than two-thirds in voting power of the shares of the Corporation then entitled to be voted in an election of directors, voting together as a single class, shall be required to amend or repeal or to adopt any provision inconsistent with, this Article Seventh.


                                 ARTICLE EIGHTH

       All of the power of the Corporation, insofar as it may be lawfully vested by this Amended and Restated Certificate of Incorporation in the board of directors, is hereby conferred upon the board of directors of the Corporation. In furtherance of and not in limitation of that power or the powers conferred by law, (1) a majority of whole board of directors shall have the power to adopt, amend, and repeal the bylaws of the Corporation; (2) the board of directors may designate and appoint from among its members one or more committees, and may designate one or more of its members as alternate members, who may, subject to any limitations imposed by the board of directors, replace absent or disqualified members at any meeting of such committee; (3) the stockholders of the Corporation shall have no power to appoint or remove directors as members of committees of the board of directors, nor to abrogate the power of the board of directors to establish any such committees or the power of any such committee to exercise the powers and authority of the board of directors; (4) the stockholders of the Corporation shall have no power to elect or remove





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officers of the Corporation nor to abrogate the power of the board of directors to elect and remove officers of the Corporation; and (5) notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the bylaws of the
Corporation shall not be adopted, altered, amended or repealed by the stockholders of the Corporation except in accordance with the provisions of the bylaws and by the vote of the holders of not less than a majority in voting power of the outstanding shares of stock then entitled to vote upon the election of directors, voting together as a single class or such higher vote as is set forth in the bylaws. The bylaws of the Corporation shall not contain any provision inconsistent with this Amended and Restated Certificate of
Incorporation.  Notwithstanding any other provisions of this    Amended and
Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of not less than two-thirds in voting power of the shares of the Corporation then entitled to be voted in an election of directors voting together as a single class, shall be required to amend or repeal or to adopt any provision inconsistent with, this Article Eighth.


                                 ARTICLE NINTH

       No contract or transaction between the Corporation and one or more of its directors, officers or stockholders or between the Corporation and any other person (as used herein "person" means a corporation, partnership, association, firm, trust, joint venture, political subdivision or instrumentality) or other organization in which one or more of its directors, officers or stockholders are directors, officers or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized approved or ratified by the board of directors, a committee thereof, or the stockholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.


                                 ARTICLE TENTH

       (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is





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or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Tenth is in effect. Any repeal or amendment of this Article Tenth shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Tenth. Such right shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the Delaware General Corporation Law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.

       (b) The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

       (c) As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

                                ARTICLE ELEVENTH

       A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good





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faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after approval of the stockholders of this Article Eleventh to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Article Eleventh by the stockholders shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of not less than two-thirds in voting power of the shares of the Corporation then entitled to be voted in an election of directors, voting together as a single class, shall be required to amend or repeal or to adopt any provision inconsistent with, this Article Eleventh.





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       IN WITNESS WHEREOF, said International Home Foods, Inc. has caused this
Amended and Restated Certificate of Incorporation to be signed by C. Dean Metropoulos, its Chief Executive Officer, this ____ day of October, 1997.



                                           INTERNATIONAL HOME FOODS, INC.



                                           By: /s/ C. DEAN METROPOULOS
                                              ---------------------------------
                                                  C. Dean Metropoulos
                                                  Chief Executive Officer





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